                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-3




Section 7.3 Indenture                                                               Distribution Date:                 5/17/2004
---------------------------------------------------------------------------------------------------------------------------------

(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                              0.00
             Class B Principal Payment                                              0.00
             Class C Principal Payment                                              0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
        $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                              0.00
             Class B Principal Payment                                              0.00
             Class C Principal Payment                                              0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                                820,000.00
             Class B Note Interest Requirement                                 80,555.56
             Class C Note Interest Requirement                                128,571.20
                       Total                                                1,029,126.76

        Amount of the distribution allocable to the interest on the Notes per
        $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                                   1.09333
             Class B Note Interest Requirement                                   1.28889
             Class C Note Interest Requirement                                   1.60000

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                                  750,000,000
             Class B Note Principal Balance                                   62,500,000
             Class C Note Principal Balance                                   80,357,000

(iv)    Amount on deposit in Owner Trust Spread Account                     8,928,570.00

(v)     Required Owner Trust Spread Account Amount                          8,928,570.00


                                                                         By:
                                                                               ---------------------
                                                                         Name: Patricia M. Garvey
                                                                         Title: Vice President

---------------------------------------------------------------------------------------------------------------------------------